PROSPECTUS and				PRICING SUPPLEMENT NO. 3
PROSPECTUS SUPPLEMENT, each		effective at 12:30 PM ET
Dated June 18, 1997			Dated July 16, 1997
CUSIP: 24422EHW2				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,188,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				21 July 1997

Maturity Date:					19 July 2002

Principal Amount:					$55,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 12 Basis Points

Initial Interest Determination Date:	17 July 1997

Day Count Convention:				Actual/360

Interest Reset Dates:			      Quarterly on the 21st of
							January, April, July, and
October, commencing on
the date of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 21st of January,
							April, July, and October,
							commencing on 21 October 1997
							and at maturity.

Redemption Provisions:				None

Plan of Distribution:				J. P. Morgan Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


J. P. Morgan Securities Inc.
r:finance\mtn\jdccflglibor.doc